LOS ANGELES SINGAPORE SELANGOR PENANG BANGKOK SUZHOU SHANGHAI
FOR IMMEDIATE RELEASE	Company Contact: Investor Contact: A. Charles Wilson Berkman Associates Chairman (310) 826-5051 (818) 787-700 info@BerkmanAssociates.com
Trio-Tech Reports Third Quarter and Nine Months Results

Van Nuys, CA -- May 15, 2008 -- Trio-Tech International (AMEX:TRT) today announced financial results for the third quarter and first nine months of fiscal 2008.

Third Quarter Results
For the three months ended March 31, 2008, revenue decreased to $8,455,000 compared to $13,613,000 for the third quarter of fiscal 2007, primarily the result of the previously announced phase-out during this year's third quarter of a semiconductor burn-in program provided for a customer from Trio-Tech's facilities in Singapore and China.  Revenue in the Company's testing segment decreased to $3,973,000 compared to $6,348,000 for last year's third quarter, and products revenue decreased to $4,482,000 compared to $7,265,000 for the prior year.
The net loss for this year's third quarter was $1,411,000, or $0.44 per share, which included an impairment loss of $441,000 primarily related to the phase-out of the burn-in program and non-cash, stock-related compensation expense of $32,000.  For the third quarter of fiscal 2007, net income was $1,081,000, or $0.33 per diluted share, which included non-cash, stock-related compensation expense of $1,000.
"We have taken aggressive steps to reduce our costs in view of the sudden phase-out of a significant burn-in program, including headcount reductions, cuts in executive salaries and other cuts, which will be reflected in our cost structure beginning in the fourth quarter," said Chief Executive Officer S.W. Yong.  "At the same time, our efforts to win new business with existing and new customers are meeting with some success, which is another encouraging sign for the future.  With our solid balance sheet and experienced management team, we are confident that Trio-Tech will deliver improved operating results in the near future."

Balance Sheet Highlights
As of March 31, 2008, cash and cash equivalents were $14,300,000, working capital was $16,503,000, and shareholders' equity was $22,652,000, or approximately $7.02 per outstanding share.  As of June 30, 2007, cash and cash equivalents were $14,950,000, working capital was $16,445,000, and shareholders' equity was $21,434,000, or approximately $6.64 per outstanding share.

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14731 Califa Street, Van Nuys, CA 91411,  USA  ●  TEL:  (818) 787-7000  ●  FAX  (818) 787-9130

Trio-Tech Reports Third Quarter and Nine Months Results
May 15, 2008
Page Two

Nine Months Results
For the nine months ended March 31, 2008, revenue decreased to $33,376,000 compared to $37,556,000 for the first nine months of fiscal 2007.  Testing service revenue decreased to $15,186,000 compared to $15,519,000 for the prior year, and product revenue decreased to $18,190,000 compared to $22,037,000.
The net loss for the first nine months of fiscal 2008 was $495,000, or $0.15 per share, which included an impairment loss of $457,000 and non-cash, stock-related compensation expense of $390,000.  For the first nine months of fiscal 2007, net income was $2,636,000, or $0.82 per diluted share, which included non-cash, stock-related compensation expense of $4,000.

About Trio-Tech
Founded in 1958, Trio-Tech International provides third-party semiconductor testing and burn-in services primarily through its laboratories in Southeast Asia.  Headquartered in Van Nuys, California, the Company also designs, manufactures and markets equipment and systems used in the testing and production of semiconductors, and distributes semiconductor processing and testing equipment manufactured by others.  For further information or to request quotations for any of Trio-Tech's complete line of semiconductor test equipment, please visit the Company's Web site at www.triotech.com.

Forward-Looking Statements
This press release contains statements that are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995.  These statements are based on current expectations, estimates and projections about the Company's business based, in part, on assumptions made by management.  These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict.  Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in such forward-looking statements due to numerous factors, including those described above and the following:  the effectiveness of the cost reduction initiatives undertaken by the Company, changes in demand for the Company's products, product mix, the timing of customer orders and deliveries, the impact of competitive products and pricing, excess or shortage of production capacity, and other risks discussed from time to time in the Company's Securities and Exchange Commission filings and reports.  In addition, such statements could be affected by general industry and market conditions and growth rates, and general domestic and international economic conditions.  Such forward-looking statements speak only as of the date on which they are made, and the Company does not undertake any obligation to update any forward-looking statement to reflect events or circumstances after the date of this release.

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TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME
UNAUDITED (IN THOUSANDS, EXCEPT EARNINGS PER SHARE)

	Nine Months Ended		Three Months Ended
	March 31,		March 31,
	2008	2007	2008	2007

Revenue
Products	$18,190	$22,037	$4,482	$7,265
Services	15,186	15,519	3,973	6,348
	33,376	37,556	8,455	13,613
Cost of Sales
Cost of products sold	15,716	18,480	4,248	6,019
Cost of services rendered	10,014	9,655	2,798	3,997
	25,730	28,135	7,046	10,016

Gross Margin	7,646	9,421	1,409	3,597

Operating Expenses
General and administrative	6,144	5,121	2,075	1,971
Selling	466	660	189	262
Research and development	45	52	7	18
Impairment Loss	457	174	441	2
Loss on disposal of property, plant & equipment	11	--	11	--
Total operating expenses	7,123	6,007	2,723	2,253

Income (Loss ) from Operations	523	3,414	(1,314)	1,344

Other Income (Expenses)
Interest expense	(257)	(119)	(93)	(53)
Other income (expenses)	(224)	155	(33)	45
Total other (expenses) income	(481)	36	(126)	(8)

Income (Loss) Before Income Taxes	42	3,450	(1,440)	1,336

Income Tax Provision	268	717	(46)	239

Income (Loss) Before Minority Interest	(226)	2,733	(1,394)	1,097
Minority interest	(269)	(97)	(17)	(16)

Net Income (Loss) Attributable to Common Shares	$(495)	$2,636	$(1,411)	$1,081

Basic earnings (loss) per share	$(0.15)	$0.82	$(0.44)	$0.34
Diluted earnings (loss) per share	$(0.15)	$0.82	$(0.44)	$0.33

Weighted Average Shares Outstanding:
Basic	3,226	3,225	3,226	3,226
Diluted	3,226	3,235	3,226	3,236

Comprehensive Income (Loss):
Net income (loss)	$(495)	$2,636	$(1,411)	$1,081
Foreign currency translation adjustment	1,676	957	758	449

Comprehensive Income (Loss)	$1,181	$3,593	$(653)	$1,530

TRIO-TECH INTERNATIONAL AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS, EXCEPT NUMBER OF SHARES)

	March 31,	June 30,
	2008	2007
ASSETS	(Unaudited)

CURRENT ASSETS:
Cash	$5,958	$7,135
Short-term deposits	8,342	7,815
Trade accounts receivable, net	7,083	7,410
Other receivables	682	245
Inventories, net	2,144	1,946
Prepaid expenses and other current assets	222	122
Assets held for sale	219	--

Total current assets	24,650	24,673

INVESTMENT IN CHINA	2,931	--
PROPERTY, PLANT AND EQUIPMENT, Net	7,713	7,458
OTHER INTANGIBLE ASSETS, Net	143	212
OTHER ASSETS	645	445

TOTAL ASSETS	$36,082	$32,788

LIABILITIES AND SHAREHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable	$2,413	$2,265
Accrued expenses	3,658	4,354
Advances from buyer	22	--
Income taxes payable	544	948
Current portion of notes payable	1,417	536
Current portion of capital leases	93	125

Total current liabilities	8,147	8,228

NOTES PAYABLE, net of current portion	1,961	139
CAPITAL LEASES, net of current portion	95	155
DEFERRED TAX LIABILITIES	499	373

TOTAL LIABILITIES	10,702	8,895

MINORITY INTEREST	2,728	2,459

SHAREHOLDERS' EQUITY:
Common stock; no par value, 15,000,000 shares authorized; 3,226,4930 and 3225,930 shares issued and outstanding as of March 31, 2008 and June 30, 2007, respectively	10,362	10,361
Paid-in capital	850	460
Retained earnings	9,286	10,135
Accumulated other comprehensive income	2,154	478

Total shareholders' equity	22,652	21,434

TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$36,082	$32,788